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                                                                  EXHIBIT (A)(4)

                         LEHMAN BROTHERS HOLDINGS INC.

                               OFFER TO EXCHANGE

                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES B, PAR VALUE $1.00 PER SHARE
                                      FOR
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES A, PAR VALUE $1.00 PER SHARE

               THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT,
             NEW YORK CITY TIME, ON JULY 10, 1997, UNLESS EXTENDED.

                                                                   June 12, 1997

To Our Clients:

     Enclosed for your consideration are the Prospectus dated June 12, 1997 ("Prospectus") of Lehman Brothers Holdings Inc. (the "Company") and the related Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange, on a share-for-share basis, up to 13,000,000 shares of its new Cumulative Convertible Voting Preferred Stock, Series B (the "Series B Preferred Stock") for up to 13,000,000 shares of its outstanding Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer. Such 13,000,000 shares of Series A Preferred Stock constitute all the outstanding shares of Series A Preferred Stock.

     WE ARE THE HOLDER OF RECORD OF SHARES OF SERIES A PREFERRED STOCK HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF SERIES A PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the shares of Series A Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read the enclosed Prospectus carefully before conveying your instructions to us.

     Your attention is invited to the following:

          (1) The Exchange Offer is for the Company's 13,000,000 outstanding shares of Series A Preferred Stock. The Exchange Offer is subject to certain conditions. See "The Exchange Offer -- Conditions of the Exchange Offer" in the Prospectus.

          (2) The Exchange Offer will expire at 12:00 midnight, New York City time, on July 10, 1997, unless the Exchange Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your shares of Series A Preferred Stock that we have tendered, you can withdraw them at any time prior to the Expiration Date (as defined in the Prospectus).
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          (3) Exchanges will be made on the basis of one share of Series B
     Preferred Stock for each share of Series A Preferred Stock tendered and accepted for exchange.

          (4) Any transfer taxes applicable to the exchange of shares of Series A Preferred Stock with the Company pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 4 of the Letter of Transmittal.

     If you wish to have us tender any or all of your shares of Series A Preferred Stock held by us for your account upon the terms and subject to the conditions set forth in the Exchange Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form included herewith. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Series A Preferred Stock, all such shares of Series A Preferred Stock will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Exchange Offer.

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                          INSTRUCTIONS WITH RESPECT TO
                         LEHMAN BROTHERS HOLDINGS INC.

                               OFFER TO EXCHANGE
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES B, PAR VALUE $1.00 PER SHARE
                                      FOR
                 CUMULATIVE CONVERTIBLE VOTING PREFERRED STOCK
                      SERIES A, PAR VALUE $1.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated June 12, 1997 of Lehman Brothers Holdings Inc. (the "Company") and the related Letter of Transmittal, which together describe the Company's offer (the "Exchange Offer") to exchange, on a share-for-share basis, up to 13,000,000 shares of its new Cumulative Convertible Voting Preferred Stock, Series B for up to 13,000,000 shares of its outstanding Cumulative Convertible Voting Preferred Stock, Series A (the "Series A Preferred Stock"), upon the terms and subject to the conditions of the Exchange Offer (as described in the Prospectus) and subject to the right of the Company to amend or terminate the Exchange Offer.

     This will instruct you to tender to the Company the number of shares of Series A Preferred Stock indicated below (or, if no number is indicated below, all shares of Series A Preferred Stock) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

Number of Shares to be Tendered:                              SIGN HERE
________ Shares*                            ---------------------------------------------
                                            ---------------------------------------------
Dated: ---------------------, 1997                          Signature(s)
                                                              Name(s):
                                             ------------------------------------------
                                                              Address:
                                            --------------------------------------------
                                            =============================================
                                             Social Security or Taxpayer Identification
                                                                No.:
                                            ---------------------------------------------

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* Unless otherwise indicated, it will be assumed that all shares of Series A
  Preferred Stock held by us for your account are to be tendered.

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